UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934*

Date of report (Date of earliest event reported) December 4, 2007

Finlay Fine Jewelry Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-59380 (Commission File Number)	13-3287757 (IRS Employer Identification No.)

529 Fifth Avenue, New York, New York (Address of principal executive offices)	10017 (Zip Code)

(212) 808-2800
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
______________
*	The Registrant is not subject to the filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 and is voluntarily filing this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting held on December 4, 2007, the Board of Directors of Finlay Fine Jewelry Corporation (“Finlay Jewelry”) adopted amended and restated by-laws (the “Restated By-laws”) for Finlay Jewelry, effective December 4, 2007. Below is a brief description of the substantive amendments that were made to the by-laws.

Ability to Issue Uncertificated Shares. Certain changes were made to Article VI of the by-laws to permit Finlay Jewelry to issue certificated or uncertificated shares, and provisions regarding the registration and transfer of shares were updated accordingly. Previously, Finlay Jewelry’s by-laws provided for certificated shares only.

Ability to Provide Notice by Electronic Methods to Stockholders. Section 4 of Article II was amended to expressly permit Finlay Jewelry to provide notice of meetings to stockholders by electronic transmission when the stockholder to whom the notice is given consents to electronic delivery. Previously, Finlay Jewelry’s by-laws did not provide for electronic notice to stockholders. A corresponding amendment to Section 3 of Article VI was also made to permit stockholders to designate electronic contact information for corporate notices.

Change in Minimum Number of Directors. Section 2 of Article III was amended to provide that the minimum number of directors constituting the Whole Board, as such term is defined in Finlay Jewelry’s Certificate of Incorporation (the “Certificate”), shall be seven directors. Previously, the minimum number of directors was eight.

Change in Quorum for Board of Directors. Section 4 of Article III was amended to provide that a majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. Previously, a majority of the directorships authorized by the Board of Directors constituted a quorum.

Ability to Provide Notice by Electronic Methods to Directors. Section 8 of Article III was amended to expressly permit Finlay Jewelry to provide notice of special meetings to directors by electronic transmission. Previously, Finlay Jewelry’s by-laws did not provide for electronic notice to directors.

Ability to Consent to Action by Electronic Transmission. Section 11 of Article III was amended to expressly permit directors to consent to action by the Board of Directors or a committee of the Board without a meeting by electronic transmission. Previously, Finlay Jewelry’s by-laws did not provide for consent to action without a meeting by electronic transmission.

Vacancies on the Board of Directors. Section 13 of Article III was amended to conform to provisions in Finlay Jewelry’s Certificate. The amendment clarifies that a director elected to fill a vacancy resulting from death, resignation, increase in the number of directors, or other cause shall serve for a term expiring at the annual meeting of stockholders at which the term of the class to which such director has been elected expires.

Non-Mandatory Executive Committee. Article IV of the by-laws was amended to permit, rather than require, the Board of Directors to establish an Executive Committee.

Certain additional clarifying and nonsubstantive amendments were also made to the by-laws. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the Restated By-laws, which are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.2	Amended and Restated By-Laws of Finlay Fine Jewelry Corporation (as amended and restated December 4, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINLAY FINE JEWELRY CORPORATION
Date: December 7, 2007	By:	/s/ Bruce E. Zurlnick
Bruce E. Zurlnick Senior Vice President, Treasurer and Chief Financial Officer

Exhibit Index

Exhibit

Exhibit 3.2	Amended and Restated By-Laws of Finlay Fine Jewelry Corporation (as amended and restated December 4, 2007)